ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	FILED C30532-01 NOV 19 2001

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708

1. Name of Corporation	CRYSLER CORPORATION
2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)	Name PARACORP INCORPORATED PHYSICAL STREET ADDRESS CITY STATE ZIP 318, North Carson Street # 208 Carson City Nevada 89701 ADDITIONAL MAILING ADDRESS CITY STATE ZIP
3. Shares: (No. of shares corporation authorized to issue)	Number of shares Number of shares with par value Par value without par value 50,000,000 .001
4. Names Addresses, Number of Board of Directors | Trustees:

The First Board of Directors | Trustees shell consist of 2 members whose names and Addresses are as follow:

1.Name JACQUELINE R. DANFORTH
STREET ADDRESS CITY STATE ZIP
1530-9TH AVENUE S.E. CALGARY ALBERTA T2G 0T7

2. Name W. SCOTT LAWLER
STREET ADDRESS CITY STATE ZIP
1530-9TH AVENUE S.E. CALGARY ALBERTA T2G 0T7

3. Name
STREET ADDRESS CITY STATE ZIP

4. Name
STREET ADDRESS CITY STATE ZIP

5. Purpose (Optional-See Instructions)	The purpose of this corporation shall be: INVESTMENTS
6. Other Matters: (See Instructions)	Number of addition pages: 0
7. Names, Addresses and Signatures of Incorporators: (If more than two incorporators, please attach additional pages)

JACQUELINE R. DANFORTH ______________________________
Name Signature
STREET ADDRESS CITY STATE ZIP
1530-9TH AVENUE S.E. CALGARY ALBERTA T2G 0T7

 ______________________________
Name Signature
STREET ADDRESS CITY STATE ZIP

8. Certificate of Acceptance of Appointment of Resident Agent:

 PARACORP INCORPORATED

Hereby accept appointment as Resident Agent for the above named corporation

_______________________________________________________
Authorized Signature of Resident Agent & Resident Agent Company Date: 11/09/01